GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9


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Guidelines for Determining the Proper Identification Number to Give the Payer. The taxpayer identification number for an individual is the individual's Social Security number. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                                                                          Give the EMPLOYER
For this type of                   Give the SOCIAL                                                        IDENTIFICATION NUMBER
account:                           SECURITY NUMBER of:                 For this type of account:          of:
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
   l. An individual's account      The individual                      6.   Sole proprietorship or        The owner(3)
                                                                            single-owner LLC

   2. Two or more individuals      The actual owner of the             7.   A valid trust, estate or      The legal entity(4)
      (joint account)              account or, if combined                  pension trust
                                   funds, the first individual
                                   on the account(1)

   3. Custodian account of a       The minor(2)                        8.   Corporate or LLC electing     The corporation
      minor (Uniform Gift to                                                corporate status on
      Minors Act)                                                           Form 8832

   4. a.  The usual revocable      The grantor-trustee(1)              9.   Association, club,            The organization
      savings trust (grantor is                                             religious, charitable,
      also trustee)                                                         educational, or other
                                                                            tax-exempt organization

      b.  So-called trust account  The actual owner(l)                 10.  Partnership or multi-member   The partnership
      that is not a legal or                                                LLC
      valid trust under State law

   5. Sole proprietorship or       The owner(3)                        11.  A broker or registered        The broker or nominee
      single-owner LLC                                                      nominee

                                                                       12.  Account with the Department   The public entity
                                                                            of Agriculture in the name
                                                                            of a public entity (such as a
                                                                            State or local government,
                                                                            school district or prison) that
                                                                            receives agriculture program
                                                                            payments.

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1    List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

2    Circle the minor's name and furnish the minor's Social Security number.

3 You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer Identification Number (if you have one).

4 List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.




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Obtaining a Number:


If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. All Section references below are to the Internal Revenue Code of 1986, as amended.

Payees exempt from backup withholding:

     o An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

     o  The United States or any agency or instrumentality thereof.

     o A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

     o A foreign government or any political subdivision, agency or instrumentality thereof.

     o  An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding:

     o  A corporation.

     o  A foreign central bank of issue.

     o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

     o A futures commission merchant registered with the Commodity Futures Trading Commission.

     o  A real estate investment trust.

     o An entity registered at all times during the tax year under the Investment Company Act of 1940.

     o  A common trust fund operated by a bank under Section 584(a).

     o  A financial institution.

     o  A middleman known in the investment community as a nominee or custodian.

     o  A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o  Payments to nonresident aliens subject to withholding under Section 1441

     o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

     o  Payments made by certain foreign organizations.

     o  Payments of patronage dividends not paid in money.

     o  Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

     o  Payments described in Section 6049(b)(5) to nonresident aliens.

     o  Payments on tax-free covenant bonds under Section 1451.

     o  Payments made by certain foreign organizations.

     o  Mortgage or student loan interest paid to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

     Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payee. Certain penalties may also apply.

Penalties:

(1) Penalty for failure to furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

      FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.